EXHIBIT 10.5



                   Electronic Software Distribution Agreement


This Agreement is made and entered into on (date) 11/11/98 by and between Digital River, Inc., its successors or assigns, 5198 West 76th Street, Edina, Minnesota, 55439 ("DR") and

         (company name) INVU Services Ltd. located at
         (address)The Beren, Blisworth, Northampton an
         (state & zip) English corporation  (hereafter referred to as "Vendor"),
         with its principal office at (address)                                .
                                                  ----------------------------

BACKGROUND

a. Vendor is the Owner of all rights (or has a license to sell) to the Software as defined hereunder.

b. Vendor desires to enter into an Agreement with DR to allow DR to distribute the Software.

c.   DR desires to obtain the right to distribute the Software.

NOW THEREFORE, the parties hereby agree as follows:

1.   DEFINITIONS

a. Software: the executable object code for Vendor's software identified on Exhibit B, including all subsequent versions thereof provided to DR pursuant to this Agreement.

b. Documentation: all computer readable and/or printed instructions, manuals and other materials normally provided from time to time by Vendor to End Users for use of the Software, that are identified on exhibit B, and all subsequent versions thereof provided to DR pursuant to this Agreement.

c. End-User License Agreement ("EULA"): the computer readable license agreement provided by Vendor that governs the use of the Product by End Users, and which is to be included with each copy of the Product sold by DR hereunder.

d. DR Materials: computer readable materials provided by DR for inclusion in an electronic package containing the Software, Documentation, and EULA, which materials have been approved by Vendor.

e. Product: a copy of the Software, Documentation, EULA and DR Materials, if any, packaged in computer readable form together for electronic delivery on www.digitalriver.com (or equivalent) and/or in tangible packaged form for delivery in accordance with this Agreement.



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f.   End User:  person(s) or  entity(ies)  that acquire a Product for use rather than resale or distribution.

g. Vendor Trademarks: the trademarks, trade names, and logos used by Vendor and identified on Exhibit B.

h. Territory: all countries in the world except (i) countries to which export or re-export of any Product, or the direct products of any Product is prohibited by United States law without first obtaining the permission of the United States Office of Export Administration or its successor, and
     (ii) countries that may be hereafter explicitly excluded pursuant to the terms of this Agreement.

i.   Dealer: person(s) or entity(ies) that resell the Product.

2.   LICENSE

a.   Vendor hereby grants DR, within the Territory, a license and right to:

     1. Reproduce and distribute the Product in computer readable form to the End User and/or Dealer as indicated on Exhibit 13;

     2. Package the Product in a computer readable manner reasonably specified by Vendor,

     3. Utilize the Vendor Trademarks in connection with the replication of the Product, packaging and distribution of the Product, in a manner reasonably specified by Vendor; and

     4. Distribute in tangible form the Product to the End User and/or Dealer as indicated on Exhibit B.

b. The rights granted to DR pursuant to this Agreement shall be deemed to include the right to designate and sell to Dealers which re-sell the Product to the End User.

c. DR acknowledges that the Software and Documentation are the property of Vendor or its licensors and that DR has no rights in the foregoing except for encryption software supplied by DR, if any, and those expressly granted by this Agreement.

3.   VENDOR'S GENERAL OBLIGATIONS

a. Vendor shall deliver the current version of the Product to DR immediately following execution of this Agreement. Vendor will provide DR with:
     (i)copies of the Software on master diskettes, (ii) Product specification information in a single file, self extracting archive format, or in another mutually agreeable computer readable form that can be reproduced by DR,
     (iii) Documentation in a computer readable form mutually agreeable


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     to the  parties  that can be  reproduced  by DR, and (iv) all the items and materials specified in the "Requirements Checklist" on Exhibit A.

b. Vendor shall provide DR with computer readable copies and/or tangible packaged Products containing all new releases, updates, or revisions of the Software and Documentation within a reasonable time after each such release is made generally available by Vendor. Vendor will notify DR of its plans for each new release, update or revision of the Product within a reasonable period of time prior to such release.

c. Vendor will provide a hypertext link to www.digitalriver.com (or equivalent) on Vendor's World Wide Web Home Page (the "Link") where Product may be purchased by End-User from DR. Vendor agrees to prominently display the Link and to use reasonable efforts to promote the Link on Vendor's World Wide Web Home Page. Vendor agrees that no other hypertext link for sale of the Products will be placed on the Vendor's World Wide Web Home Page or elsewhere on Vendor's Websites without the prior written consent of DR.

d. If Vendor makes any modifications, updates, or enhancements (the "Improvements") to the Product, Vendor will offer the Improvements for distribution by DR on terms substantially equivalent to those provided in this Agreement. In the event that Vendor develops or acquires any new products, Vendor agrees to give DR the Tight of first refusal for distribution of these products on Vendor's World Wide Web Home Page and as provided for the Products in this Agreement.

e. Vendor will furnish a EULA in computer readable form to DR which is to be included with each copy of the Product sold by DR hereunder. Vendor's linking of its World Wide Web Home Page to www.digitalriver.com (or equivalent) shall constitute approval of the EULA DR is delivering as part of the Product.

f. Vendor will provide all support and be fully responsible for all warranty obligations relating to the Product. Such support and warranty shall be provided in accordance with Vendor's then-current published software support policy, or, in the absence of such a policy in a reasonable manner.

g. Vendor will provide DR, without charge, such technical information, current maintenance documentation, and telephone assistance as is necessary to enable DR to effectively reproduce, electronically package, and distribute the Products by any means outlined herein.

4.   WARRANTIES

a. Vendor represents that it has the right and authority to enter into this Agreement and to grant DR the rights to the Software and Documentation granted in this Agreement.

b. Vendor warrants to DR that the Vendor has all rights, title, and interest in the Product or has obtained the right to grant the licenses set forth in this Agreement. As of the execution


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         date of this Agreement,  Vendor represents that to the best of Vendor's knowledge the Product does not infringe upon or misappropriate the proprietary rights of any third party.

c. DR represents that it has the right and authority to enter into this Agreement.

d. DR represents and warrants that it will use its best efforts to accurately replicate the Product. DR represents and warrants that except for encryption software, if any, supplied by DR, all Products distributed by DR will not be altered in any way.

5.   PAYMENTS

a. Vendor agrees to pay DR the Initialization Fee specified on exhibit B. Vendor agrees to allow DR to offset the unpaid Initialization Fee against any or all other amounts owing to Vendor by DR under this agreement. If the net sales from Vendor's World Wide Web Home Page through DR exceed $1,000.00 in the first complete calendar month of operation, then DR will waive the Initialization fee. Products available from Vendor will be installed on DR's server upon fulfillment of other obligations pursuant to this Agreement. The Initialization Fee includes normal price changes and version updates. All programming and other changes made after initial site setup excluding normal price changes and version updates will be charged to Vendor at $100.00 per hour ("Site Maintenance"). Vendor agrees to pay the billed Site Maintenance charges within 30 days from the date of billing. In the event that Site Maintenance is not paid for within 30 days of billing, Vendor agrees to allow DR to offset the unpaid Site Maintenance against any or all other amounts owing to Vendor by DR under this Agreement.

b. For each copy of a Product sold and delivered to an End User DR will purchase the Product from Vendor as follows:

     1. For each copy of a Product sold and delivered to an End User generated off Vendor's web site, DR will purchase the Product at a cost equal to the percent of the selling price outlined on exhibit B (the "% Cost").
          Example: if the selling price of a Product is $100 and the % Cost on Exhibit B is 80% then DR will purchase each copy of such Product sold at $80.

     2. For each copy of a Product sold and delivered to an End User, generated other than from Vendor's web site, DR will purchase the Product at a cost equal to the cost outlined as the Distribution Cost on Exhibit B. Vendor agrees not to sell the Product to any others for less than the Distribution Cost outlined on Exhibit B. Vendor agrees to notify DR promptly of any reductions in the Distribution Cost.

     3. For purposes of this Agreement the combination of the % Cost and Distribution Cost outlined in 5b.1. and 5b.2. shall be referred to as the "Total Purchase Price".

c. No Total Purchase Price shall be due for copies of the Product returned to DR for refund in accordance with the EULA and accompanied by an executed letter of destruction from


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     the End-User,  or because of defects or errors,  regardless  of source.  No
     Total Purchase Price shall be due in the case of credit card chargebacks, unauthorized returns, or credit card fraud. DR will use reasonable efforts to prevent such events and to recover funds in the case of fraud.

d. Within thirty (30) days after the end of each month, DR will remit payment to Vendor of the Total Purchase Price due for the immediately preceding month. DR will provide Vendor with a report (the "Report"), specifying the number of copies of the Product that DR has shipped, or has requested the Vendor to ship, as applicable, during the immediately preceding month and the calculation of the Total Purchase Price due to Vendor in connection therewith.

e. DR will provide to Vendor within thirty (30) days after the end of each month, a report for the immediately preceding month showing the name, address, phone number, e-mail address and certain other customer data along with the quantity of the Product purchased by each End User that purchased the Product from DR.

f. DR agrees to maintain adequate books and records relating to the distribution of the Product to End Users and Dealers. Such books and records shall be available at the principal office of DR for inspection by Vendor or its representative during normal business hours, for the purpose of determining the accuracy of the Total Purchase Price paid to Vendor for the 12 months immediately preceding the start of the audit, in accordance with the terms of this Agreement. Vendor shall have the right to conduct such an audit upon twenty (20) days advance written notice not more than twice each year. In the event that such an audit discloses an underpayment of the Total Purchase Price which is greater than five percent (5%), then DR shall pay the reasonable costs of such audit, otherwise Vendor shall pay the costs of such audit.

g. Any payment or part of a payment hereunder, which is not paid when due shall bear interest at the rate of 1.5% per month from its due date until paid.

h. In addition, Vendor and DR agree to the Marketing payments listed on Exhibit E, if any.

6.   TANGIBLE DELIVERY OF PRODUCTS

a. The following provisions will apply to any Products listed on Exhibit B which are to be delivered in tangible form by DR:

     1. The Vendor shall provide DR with an inventory of the Products to be held on consignment and used by DR to fulfill orders for the Products. DR shall be responsible for the delivery of the Products to the End User at a location or locations designated by the End User.

     2. The Products shall be delivered to DR prepackaged and ready for shipment and delivery to the End User. The Vendor shall be solely responsible for the shipment


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          of the  Products to DR and shall be solely  responsible  for all costs and expenses associated with any such shipments. The Vendor shall bear the entire risk of loss of or damage to the Products during shipments to or from DR.

     3. Within fifteen (15) days after the date of this Agreement, the Vendor shall provide DR with such consigned quantities of the Products as may be mutually agreed upon in writing by DR and the Vendor. On a periodic basis, DR shall provide an inventory detail to Vendor showing the current inventory of the Products. Periodically, DR will issue consignment purchase orders for the estimated needs of Product to be physically shipped. The Vendor shall be responsible for making prompt delivery of the Products to DR.

     4. All shipments of Product to DR will be clearly labeled with DR's purchase order number on the outside of the box. If DR is tracking serial numbers for the Products, Vendor will provide with each shipment of Product a complete list of the serial numbers of the Product enclosed in each box.

     5. DR shall have no liability of any kind whatsoever as a result of any delay in the delivery of the Products by the Vendor, or the delivery of the Products to DR in non-conforming condition. Upon the termination of this Agreement, at the Vendor's sole cost and expense, the unsold inventory of the Products shall be returned to the Vendor.

7.   CONFIDENTIALITY

a. Each party agrees that all binary code, inventions, algorithms, know-how, ideas, and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Confidential Information"). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information and shall similarly bind its employees and agents. The receiving party shall not be obligated under this
     Section 7 with respect to information the receiving party can document:

     1. is or has become readily available to the public through no fault of the receiving party or its employees or agents, or

     2. is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

     3. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party.

     4. is independently developed by the receiving party by its employees or agents without access to the other party's similar Confidential Information.



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Each party's obligations with respect to Confidential information shall continue for the shorter of three (3) years from the date of termination of this Agreement or until one of the above enumerated conditions becomes applicable. Each party acknowledges that its breach of this Section 7 would cause irreparable injury to the other for which monetary damages are not an adequate remedy. Accordingly, a party will be entitled to injunctive relief and other equitable remedies in the event of a breach of the terms of this Agreement.

b. DR agrees not to: (i) disassemble, decompile or otherwise reverse engineer the Software or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Software; (ii) take any action contrary to EULA except as allowed under this Agreement.

8.   VENDOR TRADEMARKS

a. DR acknowledges that the Vendor Trademarks are trademarks owned or licensed solely and exclusively by Vendor. DR agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. All use of Vendor Trademarks shall inure to the benefit of Vendor.

b. DR shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in or on the Products by Vendor.

9.   INDEMNIFICATION

a. Vendor shall defend, indemnify, and hold DR harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, reasonable legal fees and expenses) associated with or incurred as a result of any claim, action, or proceeding instituted against DR arising out of or relating to the acts or failure to act of the Vendor, or any of its affiliated companies, agents, employees or other related parties under this Agreement including, without limitation, actions, claims, or proceedings related to: (i) Vendor's performance of its rights and obligations under this Agreement, (ii) the breach by Vendor of any of the terms of this Agreement or any of the representation and warranties contained herein; or (iii) the actual or alleged infringement of any intellectual property rights arising out of Electronic Distributor's duplication, sale, distribution, or other use of the Product pursuant to this Agreement.

b. DR shall indemnify and hold Vendor harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with any claim or action brought against Vendor that may arise from DR's improper or unauthorized replication, packaging, marketing, distribution, or installation of the Product, including claims based on representations, warranties, or misrepresentations made by DR, or any other improper or unauthorized act or failure to act on the part of DR.



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c.   If either Vendor or DR receives notice or knowledge of a claim as described in 9.a. or 9.b. above, it will promptly notify the other party in writing and give the other party all necessary information and assistance and the exclusive authority to evaluate, defend, and settle such claim.

10.  LIMITATION OF LIABILITY

The total liability of DR (including its subcontractors and dealers) for all claims, whether in contract, tort (including negligence and product liability) or otherwise, arising out of, connected with, or resulting from the distribution of the Product or any other terms of this agreement shall not exceed the net amount realized by DR hereunder. IN NO EVENT SHALL DR BE LIABLE FOR ANY LOSS OF DATA, LOST PROFITS, OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES, EVEN IF DR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

11.  TERM AND TERMINATION

a. This Agreement will continue in effect for two (2) years from the date hereof ("Initial Term"). This Agreement will be automatically renewed for successive additional one (1) year terms ("Renewal Term") unless terminated by either party upon ninety (90) days written notice prior to the expiration of the Initial Term or any Renewal Term.

b. This Agreement may be terminated by a party "for cause" immediately by written notice upon the occurrence of any of the following events: (i.) If the other party ceases to do business, or otherwise terminates its business operations (except as permitted under Section 12.a.) or (ii.) If the other shall fail to promptly secure or renew any license registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days. (iii) If the other materially breaches any provision of this Agreement and fails to fully cure such breach within thirty (30) days of written notice describing the breach, or (iv.) If the other party becomes insolvent or seeks protection under any bankruptcy laws, creditor's arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within ninety (90) days.

c. Upon termination of this Agreement for any reason, DR will immediately cease distribution of the Products. DR shall remit all Total Purchase Prices due to Vendor within sixty (60) days of such termination, less a reasonable reserve for estimated returns.

d. Termination by either party will not affect the rights of any End User under the terms of the EULA.



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12.      GENERAL PROVISIONS

a. This Agreement may not be assigned by Vendor or by operation of law to any other person, persons, firms, or corporations without the express written approval of DR. DR shall be entitled to assign this Agreement in the event of a merger, acquisition, joint venture, or a sale of substantially all of its assets, or any similar transaction.

b. All notices and demands hereunder shall be in writing and shall be served by personal service or by mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices and demands by mail shall be certified or registered mail, return receipt requested, or by nationally-recognized private express courier, and shall be deemed given upon the earlier of; receipt or 5 days after mailing.

c. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Minnesota.

d. Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

e. The indemnification and confidentiality obligations set forth in the Agreement and any other provision which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.

f. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Agreement.

g. No provisions in either party's purchase orders, or in any other business forms employed by either party mill supersede the term and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

h. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. No representations or statements of any kind by either party, which are not expressly stated herein, shall be binding on such party.




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IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date set forth above.


DIGITAL RIVER, INC.                     VENDOR



                                        Company:
                                                  ------------------------------

Signature:                              Signature:
          ------------------------                ------------------------------

Name & Title:                           Name & Title:
               -------------------                     -------------------------

Date:                                   Date:
     -----------------------------           -----------------------------------


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                                    EXHIBIT A
                             REQUIREMENTS CHECKLIST



The "checklist" of items needed to complete the process are:

1)   Executed Distribution Agreement

2) If Product will be delivered electronically, DR requires the "net deliverable" Master copy of the program in a compressed, self-extracting form. This file needs to include all information the end-user needs such as applicable end user license agreement(s) and online documentation and help files.

3) A range of 100 license numbers electronically if the Product is serialized (.txt file).

4)   Marketing Materials.

          Text - Vendor must deliver this in a txt file with the information clearly delineated. All Maximum Character lengths INCLUDE spaces. Product Name (30 char. max.), Product Description (50 char. max.), Sales Pitch (255 char.max.), Product Detail (2,000 char. max.)

          Graphics - Product Picture .jpg or .gif, Trademarks/logos (gif file). Vendor must include any and all computer-readable product specification sheets, collateral, or other information you deem appropriate (html., .pdf, .gif or .txt file).

5)   Trial versions of the Products if available.

6) If not completed by Vendor, Product may need to be converted for electronic distribution by DR. Product conversion includes packaging the Product, inclusion in the dealer network on-line catalogs, posting of product information provided by vendor in HTML format and other marketing activities which may be added from time to time. The cost for such conversion is $____________ per Product, and is payable by Vendor. Payment is due upon execution of this Agreement by Vendor.

DR may at its option publish this list or any revisions or changes to it on its web page. In this event, Vendor will be given the URL of the page containing the revised data.


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                                    EXHIBIT B
                                 PRODUCTS & FEES


Initialization Fee         $500.00

% Cost - For each copy of a Product delivered to an End User generated off Vendor's web site, DR will purchase the Product at a cost equal to the percent of the selling price (the "% Cost"). Example: if the selling price of a Product is $100 and the % Cost is 80% then DR will purchase each copy of Product sold at $80.

Distribution Cost - For each copy of a Product delivered to an End User generated other than from Vendor's WWW Home Page, DR will purchase the Product at a cost equal to the Distribution Cost (the "Distribution Cost").

Advertised Price - The price at which the Product mill be initially sold on the Vendors WWW Home Page.

-------------------------------------------------------------------------------------------------------------------------
                                            Digital (D)                                    End-User (E)
                              Vendor       Tangible (T)       Advertised        %           Dealer (D)       Distribution
       Product Name           Part #         Both (B)           Price         Cost           Both (B)            Cost
--------------------------------------------------------------------------------------------------------------------------


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Total Electronic Conversion Fee due DR ($__________ per Product):                                       $__________


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



                                    EXHIBIT C
                               PRODUCT INFORMATION


Please fill out the following template for each Product

Product Name:                                                                   INVU SOLO

Vendor Name (up to 36 characters):                                              INVU

Product Description:                                                            Information and Document Management

Weight of Product for physical Shipment:                                        230 grams

Does this Product include electronic documentation? (Y/N)                       Yes

Does this Product include online help? (Y/N)                                    No

Does this Product have a demonstration version? (Y/N)                           Yes

If yes, what differentiates the demo from the real Product?                     30 Day Evaluation

What is the platform for this Product? (Mac, Win 3.X, Win95, NT or UNIX)        95/98/NT

What is the advertised price of this Product?                                   $99.00/$165.00

What, if any, is the vendor part number of this product?                        1040

Is this Product serialized? (Y/N)                                               Yes

Does this Product have an export ban? (Y/N)                                     No

If yes, to which countries is export restricted or banned?


                                    EXHIBIT E
                 Marketing Development Funds - Coop Advertising



If this exhibit is attached, and initialed by DR and Vendor in the space provided, then the terms herein shall become an addition to the Payments section of the Agreement as provided in 5h. of the Agreement. Nothing in this Exhibit E is intended to change the other obligations or responsibilities contained in the Agreement.

DR will accrue a coop advertising allowance ("COOP") in an amount equal to eight percent (8%) of the Total Purchase Price for sales of Vendor's Products. Such allowance may be used to fund advertising, channel marketing and promotions for Vendor's Product by DR including, but not limited to, purchasing links to banners from focussed Internet web sites. Vendor agrees to allow DR to offset this COOP against any or all other amounts owing to Vendor by DR under this Agreement.

*DR will receive Marketing Development Funds (MDF) in an amount of $___________. The funds may be used to fund advertising, channel marketing and promotions for Vendor's Product by DR including, but not limited to, purchasing links to banners from focussed Internet Web sites. Vendor agrees to allow DR to offset this MDF against any or all other amounts owing to Vendor by DR under this Agreement.

DR agrees that all Marketing Development Funds and/or Coop Advertising received from Vendor will be used to promote the sales of Vendor's Products.

Please initial in the space below:


DR
     -----------------------------

Vendor
      ----------------------------



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